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                                                                     EXHIBIT 4.2

                          SUPPLEMENTAL INDENTURE NO. 1

                          dated as of October 26, 2004

                                     between

                            CENTURY ALUMINUM COMPANY,
                                    as Issuer

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

                            -------------------------

                1.75% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2024

                          SUPPLEMENTAL INDENTURE NO. 1

      THIS SUPPLEMENTAL INDENTURE No. 1 (this "SUPPLEMENTAL INDENTURE") entered into as of October 26, 2004, is between Century Aluminum Company, a corporation duly organized under the laws of the State of Delaware (the "COMPANY") and Wilmington Trust Company, as trustee (the "TRUSTEE").

                                    RECITALS

      WHEREAS, the Company and the Trustee entered into the Indenture, dated as of August 9, 2004 (the "ORIGINAL INDENTURE," as amended and supplemented by this Supplemental Indenture, is hereinafter called the "INDENTURE"), relating to the 1.75% Convertible Senior Notes due August 1, 2024 of the Company;

      WHEREAS, pursuant to Section 11.01(e) of the Original Indenture, the Company and the Trustee may from time to time amend the Indenture, without the consent of the Holders, to add to the covenants of the Company for the equal and ratable benefit of the Holders; and

      WHEREAS, the parties hereto wish to amend the Original Indenture as set forth herein to provide for guaranties by certain of the Company's Subsidiaries of the Company's obligations under the Indenture.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Amendment hereby agree as follows:

      Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term that is used herein that is defined in the Original Indenture has the meaning assigned to such term in the Original Indenture. Each reference to "hereof", hereunder", "herein", and "hereby" and each other similar reference and each reference to "this Indenture" and each other similar reference contained in the Original Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as amended hereby.

      Section 2. Amendments.

      (a) The following new definitions are added to Section 1.01 of the Original Indenture in their appropriate alphabetical position:

      "`GUARANTOR' means each Subsidiary of the Company that executes a supplemental indenture in the form of Exhibit C to this Indenture providing for a guaranty of the payment of the Securities, in each case unless and until such Guarantor is released from its Securities Guaranty pursuant to this Indenture.

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      `SECURITIES GUARANTY' means any guaranty of the Securities by a Guarantor pursuant to this Indenture.

      `SENIOR NOTES' means the Company's 7 1/2% Senior Notes due August 15,
2014.

      (b) The following new Section 6.09 is added to Article 6 of the Original Indenture (and the Table of Contents of the Original Indenture is amended to reflect such addition):

      "Section 6.09. Guaranties by Subsidiaries. (a) If and for so long as any Subsidiary of the Company guarantees the Company's obligations under the Senior Notes pursuant to the section of the indenture governing such Senior Notes entitled "Guaranties", such Subsidiary shall also provide a Securities Guaranty by executing a supplemental indenture in the form of Exhibit C. In connection with the execution and delivery of such supplemental indenture, the Company shall deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

      (b) The Securities Guaranty of any Guarantor will terminate and be automatically released upon the release or discharge of the guarantee of the Senior Notes of such Guarantor. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that a Guarantor's Securities Guaranty is entitled to be released pursuant to this
Section 6.09(b), the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Securities Guaranty."

      (c) The Indenture is amended by adding, as Exhibit C to the Indenture, the exhibit set forth in Exhibit A attached hereto.

      Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

      Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

      Section 6. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee

                                       3
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assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental
Indenture.

                                       4
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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                          CENTURY ALUMINUM COMPANY,
                                            as Issuer

                                          By: /s/ Daniel J. Krofcheck
                                              ----------------------------------
                                              Name:  Daniel J. Krofcheck
                                              Title: Vice President and
                                                     Treasurer

                                          WILMINGTON TRUST COMPANY, as
                                            Trustee

                                          By: /s/ Kristin F. Long
                                              ----------------------------------
                                              Name:  Kristin F. Long
                                              Title: Financial Services Officer

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                 EXHIBIT A TO THIS SUPPLEMENTAL INDENTURE NO. 1

                         SUPPLEMENTAL INDENTURE NO. [_]

                             dated as of     , 2004

                                      among

                            CENTURY ALUMINUM COMPANY,
                                    as Issuer

                          The Guarantor(s) Party Hereto

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

                            -------------------------

                1.75% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2024

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      THIS SUPPLEMENTAL INDENTURE No. [__] (this "SUPPLEMENTAL INDENTURE"),
entered into as of     , 2004, is among Century Aluminum Company, a corporation
duly organized under the laws of the State of Delaware (the "COMPANY"), [Insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation or organization], (each an "UNDERSIGNED") and Wilmington Trust Company, as trustee (the "TRUSTEE").

                                    RECITALS

      WHEREAS, the Company and the Trustee entered into the Indenture, dated as of August 9, 2004 (the "ORIGINAL INDENTURE," as amended heretofore and as amended and supplemented by this Supplemental Indenture, is hereinafter called the "INDENTURE"), relating to the Company's 1.75% Convertible Senior Notes due August 1, 2024 (the "SECURITIES");

      WHEREAS, the Company has agreed in Section 6.09 of the Indenture to cause certain of its Subsidiaries to provide Securities Guaranties in certain circumstances; and

      WHEREAS, each Undersigned is required pursuant to such Section 6.09 to execute and deliver this Supplemental Indenture to evidence its Securities Guaranty.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

      Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

      Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture on the terms set forth below.

      Section 3. Subject to the provisions in this Supplemental Indenture, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior unsecured basis, the full and punctual payment (or delivery, as the case may be), if and when due, of (i) the principal amount or interest due on any Security, whether on the Final Maturity Date, upon redemption or repurchase, or otherwise, (ii) the Make Whole Premium payable, if any, on any Security, and (iii) all other amounts payable by the Company under the Indenture (including, without limitation, the Company's obligation to deliver Cash, Common Stock, or other securities, assets or property (including
Cash) upon conversion of the

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Securities). Upon failure by the Company to pay (or deliver, as the case may be)
punctually any such amount if and when due, each Guarantor shall forthwith on demand pay (or deliver, as the case may be) the amount (or consideration) not so paid (or delivered) at the place and in the manner specified in the Indenture.
To the extent that the Company has an election to deliver the form of payment, each Guarantor shall have the same right of election.

      Section 4. The obligations of each Guarantor are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

            (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Security, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to the Indenture or any Security;

            (iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Security;

            (iv) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

            (v) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal amount, Make Whole Premium, if any, or interest due on any Security or any other amount payable by the Company under the Indenture; or

            (vi) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

      Section 5. Each Guarantor's obligations under its Securities Guaranty will remain in full force and effect until the principal of, Make Whole Premium, if any, and interest on the Securities and all other amounts payable by the Company

(including, without limitation, the Company's obligation to deliver Cash, Common Stock, or other securities, assets or property (including Cash) upon conversion of the Securities) under the Indenture have been paid in full. If at any time any payment of the principal of, Make Whole Premium, if any, or interest on any Security or any other amount payable by the Company (including, without limitation, the Company's obligation to deliver Cash, Common Stock, or other securities, assets or property (including Cash) upon conversion of the Securities) under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

      Section 6. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

      Section 7. Upon making any payment with respect to any obligation of the Company pursuant to this Supplemental Indenture, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Securities remains unpaid.

      Section 8. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

      Section 9. Notwithstanding anything to the contrary in this Supplemental Indenture, each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Securities Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Securities Guaranty are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

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      Section 10. The execution by each Undersigned of this Supplemental
Indenture evidences the Securities Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Securities Guaranty set forth in the Indenture on behalf of each Guarantor.

      Section 11. The Securities Guaranty of a Guarantor will terminate and be automatically released upon the release or discharge of the guarantee of the Senior Notes of such Guarantor as set forth in Section 6.09(b) of the Indenture.

      Section 12. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      Section 13. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

      Section 14. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

      Section 15. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                                   CENTURY ALUMINUM COMPANY,
                                                     as Issuer

                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                   WILMINGTON TRUST COMPANY, as
                                                     Trustee

                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                   [GUARANTOR], as Guarantor

                                                   By: _________________________
                                                       Name:
                                                       Title: